UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2026

Evolution Metals & Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41183	87-1006702
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4040 NE 2nd Ave, Suite 349

Miami, Florida 33137

(Address and zip code of principal executive offices)

561-225-3205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 9, 2026, Evolution Metals & Technologies Corp. (the “Company” or “EM&T”) issued a press release announcing that it has raised its revenue guidance for fiscal year 2026. The Company now expects revenue of $10 million to $11 million for fiscal 2026, up from the range of $5 million to $8 million initially provided on September 10, 2026. The Company’s revenue guidance of $400 million to $460 million for fiscal 2027 is unchanged. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of EM&T and may include, without limitation, statements regarding the Company’s fiscal 2026 revenue guidance of $10 million to $11 million and its fiscal 2027 revenue guidance of $400 million to $460 million and the assumptions underlying them; anticipated revenue growth and the expected contribution of the Pohang expansion to revenue; expected magnet shipments, production capacity and utilization; the timing of delivery, installation and commissioning of ULVAC equipment; the timing and availability of expanded power capacity, land and governmental grants supporting EM&T’s Pohang operations; anticipated demand from existing and prospective customers, including customers seeking DFARS-compliant supply; the conversion of demand and commercial opportunities into orders, shipments and revenue; the availability of feedstock and working capital or other financing required to purchase feedstock and support higher production volumes; improved rare earth pricing, product mix and shipment timing; changes in the DFARS 252.225-7052 effective date, scope, waiver practices, tariffs or other government policies; the development of the Company’s planned U.S. industrial campus; and EM&T’s plans to expand its critical materials processing and permanent magnet manufacturing operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “plan,” “project,” “target,” “forecast,” or the negatives of these terms or variations of them or similar terminology.

These forward-looking statements are based on management’s current expectations, estimates and assumptions and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. The Company’s guidance is based on management’s current expectations and assumptions, including anticipated customer demand, and is not based on contracted volumes. Actual revenue will depend, among other factors, on the Company’s ability to convert demand into firm orders and shipments. These risks and uncertainties include, among others: delays in equipment delivery, installation and commissioning; the Company’s ability to complete its land-use arrangements, execute power supply documentation and satisfy conditions applicable to governmental grants; the ability of counterparties to perform their obligations; the Company’s ability to obtain working capital and other financing on acceptable terms, or at all, and to continue as a going concern; the availability and cost of non-China rare earth feedstock; the Company’s ability to secure purchase orders from existing and prospective customers at anticipated volumes and prices; customer qualification requirements; changes in the DFARS 252.225-7052 effective date, waiver practices, tariffs or other government policies; competition; rare earth pricing and currency fluctuations; the Company’s ability to achieve contemplated production capacity, utilization levels, yields and operating efficiencies; financing, supply-chain and market risks; and the other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date they are made. EM&T undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated October 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2026

Evolution Metals & Technologies Corp.

	By:	/s/ Christopher Clower
	Name:	Christopher Clower
	Title:	Chief Financial Officer and Chief Operating Officer

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